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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             Evolve Software, Inc.
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            (Exact name of Registrant as specified in its charter)

                 Delaware                                   94-3219745
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                        615 Battery Street, 4/th/ Floor
                       San Francisco, California  94111
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             (Address of principal executive offices)  (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.[_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[X]

Securities Act registration statement file number to which this form relates:
333-32796
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(if applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Common Stock
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                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered
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     The class of securities to be registered hereunder is Common Stock, $.01 par value per share, of Evolve Software, Inc. (the "Registrant"). The description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-32796), as originally filed with the Securities and Exchange Commission on March 20, 2000, as such sub sequentially amended, is incorporated herein by reference.

Item 2.  Exhibits
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     The Common Stock of the Registrant is to be registered on the Nasdaq
National Market, on which no other securities of the registrant are registered. The following exhibits required in accordance with Part II to the instructions as to exhibits on Form 8-A have been filed with the Nasdaq National Market.

     Number                                          Description
      1.1/1/   Form of Registrant's Common Stock Certificate

      2.1/1/ Form of Amended and Restated Certificate of Incorporation to be effective upon completion of the offering to be effected pursuant to the Registration Statement

      2.2/1/ Amended and Restated Bylaws of the Registrant to be effective upon completion of the offering to be effected pursuant to the Registration Statement

      2.3/1/ Seventh Amended and Restated Stockholder Rights Agreement dated June 28, 2000

/1/ Incorporated herein by reference to the exhibits in the Registration Statement (File No. 333-32796).

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                                   SIGNATURE
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     Pursuant to the requirements of Section 12 of the Securities and Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  July 26, 2000

                                    EVOLVE SOFTWARE, INC.


                                    By: /s/ Douglas S. Sinclair
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                                        Douglas S. Sinclair, Chief Financial
                                        Officer

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